Exhibit 24

POWER OF ATTORNEY
(Thad Trent)


	I hereby appoint Paul Dutton, Travis Ruffo, Hope M. Spencer, Angela Park, and
Joshua B. Naftulin, and each of them, attorney-in-fact (each, an
"Attorney-in-Fact") for me, each with full power of substitution, to prepare, execute and deliver on my behalf reports required to be filed by me pursuant to
Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended (the
  "Exchange Act"), and Rule 144 under the Securities Act of 1933, as amended
("Rule 144"),  and any and all related documents and instruments. Among other things, each Attorney-in-Fact is authorized to:
* take such action(s) as may be necessary or appropriate to enable the undersigned to submit and file forms, schedules and other documents with United
States Securities and Exchange Commission ("SEC") utilizing the SEC's Electronic
  Data Gathering and Retrieval ("EDGAR") system, which actions may include (i)
enrolling the undersigned in EDGAR Next and (ii) preparing, executing and submitting to the SEC a Form ID, including any amendments to such Form ID, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings utilizing the EDGAR system;
* prepare and execute any and all forms, schedules and other documents
(including any amendments thereto) the undersigned is required to file with the
SEC, or which the Attorney-in-Fact considers advisable for the undersigned to file with the SEC, under Section 13 or Section 16 of the Exchange Act, and Rule
144, including Forms 3, 4, and 5, Form 144 and Schedules 13D or 13G, with the
SEC, any and all related documents and instruments, and to provide any necessary copies of such signed forms, documents, and instruments to The NASDAQ Stock
Market and ON Semiconductor Corporation (the "Company")as required by applicable rules under Section 13, Section 16 and Rule 144 as in effect from time to time;
* submit and file SEC filings with the SEC utilizing the EDGAR system or cause them to be submitted and filed by a person appointed as an Account Administrator
  (defined below);
* act as an account administrator for the undersigned's EDGAR account (each, an
"Account Administrator"), including: (i) appoint, remove and replace account administrators, account users, technical administrators and delegated entities;
(ii) maintain the security of the undersigned's EDGAR account, including modification of access codes; (iii) maintain, modify and certify the accuracy of information on the undersigned's EDGAR account dashboard; (iv) act as the
EDGAR point of contact with respect to the undersigned's EDGAR account; and (v)
any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators;
* cause the Company to accept a delegation of authority from any of the undersigned's EDGAR account administrators and, pursuant to that delegation, authorize the Company's EDGAR account administrators to appoint, remove or replace users for the undersigned's EDGAR account; and
* seek or obtain, as my representative and on my behalf, information concerning transactions in or with respect to the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, knowing that I hereby authorize any such person to release any such information to the Attorney-in-Fact and approve any such release of information.

	This power of attorney is effective from the date hereof and shall remain in effect until revoked or terminated.

Dated: August 15, 2025


/s/ THAD TRENT
Thad Trent